EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



      We hereby consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 of our report dated November 1, 2002, relating to the financial statements of Manhattan Pharmaceuticals, Inc. as of December 31, 2001 and for the period from August 6, 2001 (inception) to December 31, 2001, which appears in the Registrant's Form 8-K, filed with the Securities and Exchange Commission on May 9, 2003.



                                                /s/ Weinberg & Company, P.A.
                                                Weinberg & Company, P.A.
                                                Certified Public Accountants

Boca Raton, Florida
February 12, 2004